UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

SLB N.V. (SLB LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas , U.S.A . 77056
(address)

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On March 11, 2026, SLB issued a press release providing the following update on its Middle East operations and first quarter outlook:

“SLB (NYSE: SLB) continues to closely monitor the unfolding situation in the Middle East and adapt its operations.

“The safety and security of SLB’s employees is the highest priority, and the company has activated local and regional crisis response teams that are meeting daily. Travel to and transit through the region have been suspended, and the company has begun to demobilize operations in a few countries in response to customer actions to safeguard personnel and facilities. These measures will continue as long as necessary until the environment in the region has stabilized. SLB is working closely with local authorities and its customers to monitor the situation and will begin a phased resumption of full activity as conditions allow.

“SLB revenue for the first quarter will be lower than expected, and the company expects to incur additional costs resulting in an impact of approximately 6-9 cents of earnings per diluted share for the first quarter. Given the dynamic nature of the environment, these factors could change, and we will continue to closely monitor developments and their impact.

“Despite these near-term disruptions, SLB remains confident in the underlying resilience of its global business, including the Middle East. The company has dealt with numerous geopolitical crises throughout its 100-year history and has deep experience navigating these challenges while remaining focused on serving its global customer base.”

A copy of this press release is furnished with this Form 8-K as Exhibit 99 and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2. of Form 8-K, the information will not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor will it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-looking Statements

This Form 8-K and the press release furnished as Exhibit 99 hereto, as well as other statements we make, contain “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “believe,” “predict,” “plan,” “potential,” “projected,” “projections,” “precursor,” “forecast,” “outlook,” “expectations,” “estimate,” “intend,” “anticipate,” “ambition,” “goal,” “target,” “scheduled,” “think,” “should,” “could,” “would,” “will,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements about our financial and performance targets and other forecasts or expectations regarding, or dependent on, our business outlook; future global economic and geopolitical conditions; future liquidity, including free cash flow; and future results of operations. These statements are subject to risks and uncertainties, including, but not limited to, changing global economic and geopolitical conditions; changes in exploration and production spending by our customers, and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers and suppliers; the inability to achieve our financial and performance targets and other forecasts and expectations; the inability to achieve our net-zero carbon emissions goals or interim emissions reduction goals; general economic, geopolitical, and business conditions in key regions of the world; foreign currency risk; inflation; changes in monetary policy by governments; tariffs; pricing pressure; weather and seasonal factors; unfavorable effects of health pandemics; availability and cost of raw materials; operational modifications, delays, or cancellations; challenges in our supply chain; production declines; the extent of future charges; the inability to recognize efficiencies and other intended benefits from our business strategies and initiatives, such as digital or new energy, as well as our cost reduction strategies; changes in government regulations and regulatory requirements, including those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, and climate-related initiatives; the inability of technology to meet new challenges in exploration; the competitiveness of alternative energy sources or product substitutes; and other risks and uncertainties detailed in this Form 8-K and the press release furnished hereto and our most recent Forms 10-K, 10-Q, and 8-K filed with or furnished to the SEC.

If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, actual results or outcomes may vary materially from those reflected in our forward-looking statements. Statements in this Form 8-K and the press release furnished hereto are made as of the date hereof, and SLB disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The exhibit listed below is furnished pursuant to Item 9.01 of this Form 8-K.

99	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLB LIMITED

/s/ Dianne Ralston
Dianne Ralston
Chief Legal Officer and Secretary

Date: March 11, 2026